                                 EXHIBIT 10.15

                                 NON-NEGOTIABLE

                                NON-TRANSFERABLE


                            SECURED PROMISSORY NOTE

$1,000,000.00                                                     July 24, 1998

         DUALSTAR TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to TECHNOLOGY INVESTORS GROUP, LLC, a Delaware limited liability corporation ("TIG"), on demand at any time on or after August 24, 1998, the principal amount of One Million Dollars and 00/100 ($1,000,000.00) (or as much thereof as shall not have been prepaid), in lawful currency of the United States of America, at the principal office of TIG, together with interest on the unpaid principal amount from the date hereof at the rate of ten percent (10%) per annum. The interest rate shall be computed on the basis of a 360-day year of twelve 30-day months.

         The Company may prepay the principal or interest on this Note in full at any time or in part from time to time, without premium or penalty, provided that interest accrued on any principal amount prepaid is also paid to the date of such prepayment.

         This Note is secured by a mortgage (the "Mortgage") dated the date hereof encumbering certain premises located at 11-30 47th Avenue, Long Island City, New York 11101. The terms, conditions and covenants of the Mortgage are incorporated herein as if the same were set forth in full herein. This Note is also secured by the cash and accounts receivable of the Company pursuant to a Security Agreement dated the date hereof, the terms, conditions and covenants of which are incorporated herein as if the same were set forth in full herein. In the event that the Mortgage value and the amount of the cash and accounts receivable of the Company are insufficient to secure the full amount of this Note, TIG shall have the right to require, in addition to its other rights at law or under the Mortgage or the Security Agreement, the Company to furnish additional collateral as further security for this Note. The Company shall notify TIG immediately in the event that United States Fidelity and Guaranty Company, Fidelity and Guaranty Insurance Company, or Fidelity and Guaranty Insurance Underwriters, Inc. (collectively, the "Surety") assert a claim pursuant to a Master Surety Agreement dated November 3, 1997 between the Surety and the Company.

         This Note may not be negotiated, assigned or transferred by TIG, nor may the Company negotiate, assign or transfer its obligations hereunder.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed by its officers thereunto duly authorized on the date first above written.

                                            DUALSTAR TECHNOLOGIES CORPORATION

                                            By
                                              ---------------------------------
                                               Name:
                                               Title:

                                 EXHIBIT 10.15

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") made this ___ day of July, 1998 by and among DUALSTAR TECHNOLOGIES CORPORATION, a Delaware corporation (the "Corporation"), whose chief place of business is located at 11-30 47th Avenue, Long Island City, New York, 11101, and TECHNOLOGY INVESTORS GROUP, LLC, a Delaware limited liability company ("TIG"), 25 Coligni Avenue, New Rochelle, New York 10801.

         WHEREAS, TIG, subject to the terms and conditions set forth herein, agreed to purchase from the Corporation a secured promissory note in the principal amount of $1,000,000 (the "Note");

         WHEREAS, the Note is secured by a second mortgage encumbering certain premises owned by the Corporation (the "Property") located at 11-30 47th Avenue, Long Island City, New York 11101 (the "Mortgage") and by the collateral granted hereunder;

         NOW THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest. The Corporation grants to TIG a continuing general lien and security interest in all accounts receivable, instruments, and chattel paper (hereinafter "Accounts"), now or hereafter owned or acquired by the Corporation, however the same shall arise or be acquired, and all proceeds and collections thereof and all of the Corporation's cash, including cash held in the bank, money market or cash management accounts (the "Collateral"). The security interest in the Collateral granted hereunder is given to secure the Corporation's payment and performance of all its obligations under the Note, the Mortgage and this Agreement (the "Obligations").

2. Secured Obligation. The security interest in the Collateral secures the payment and performance of the obligations in favor of TIG arising under the Note. In the event of a default by the Corporation under the Note, full recourse shall be made by TIG only in the following sequence: first against the cash before any rights may be exercised against the accounts receivable and the Mortgage, second against the accounts receivable before any rights may be exercised against the Mortgage, and finally to the Mortgage.

3. Release. Upon payment in full of the Note, TIG, promptly upon request by the Corporation, shall release the security interest granted herein and execute such termination statements as may be necessary therefor.

4. Representations and Warranties. The Corporation represents and warrants as follows:

         4.1 Good Standing, The Corporation is duly organized and existing under the laws of the state of Delaware and is duly qualified and in good standing in every other state in which the nature of its business requires such qualification.

         4.2 Accuracy of Books and Records. All books, records, and documents relating to the Accounts are and will be genuine and in all material respects what they purport to be; the amount of the Accounts shown on the books and records of the Corporation represented as owing or to be owing at maturity by each account debtor is and will be correct and accurate in all material respects; the Corporation has no knowledge of any fact that would impair the validity or collectibility of any of the Accounts.

         4.3 No Conflicts or Defaults. The Corporation currently is not in default under the Master Surety Agreement dated November 3, 1997 between the Corporation and the United States Fidelity and Guaranty Insurance Company, Fidelity and Guaranty Insurance Company and Fidelity and Guaranty Insurance Underwriters, Inc. (the "Master Surety Agreement"). Based on conversations with a representative of Independence Savings Bank, the execution by the Corporation of the Note and/or the Mortgage will not violate or create a default under the terms of any existing mortgage on the Property held by Independence Savings Bank. The Corporation is not currently in default under the Master Surety Agreement or any other material agreement to which it is a party.

         4.4 Absence of Debt. The Corporation's only outstanding long-term debt, other than the Note (when executed and delivered), is the Mortgage and Security Agreement, dated August 14, 1996, by and between Property Control, Inc. and Independence Savings Bank referenced in the Mortgage.

         4.5 Continuing Representations. All covenants, representations and warranties contained in this Agreement shall be true and correct at the time of the execution of this Agreement and shall be deemed continuing for as long as the Note remains outstanding.

         4.6 Financial Information. All information furnished by the Corporation to TIG concerning the Collateral and proceeds thereof, its financial condition or otherwise, is and will be complete, accurate and correct in all material respects at the time the same is furnished.

         4.7 Binding Obligation. This Agreement has been duly executed and delivered by the Corporation and is the legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights or general principles of equity.

         4.8 Ownership of Collateral. The Corporation owns the Collateral, whether now owned or after-acquired, free and clear of all material liens, restrictions and limitations, except


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



those liens, restrictions, or limitations set forth on Exhibit A.

         4.9 Governmental Authorizations. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by the Corporation of a security interest in the Collateral or for the execution, delivery or performance of this Agreement by the Corporation.

         4.10 Perfection. The grant of a security interest in the Collateral to TIG pursuant to this Agreement creates a valid, security interest in favor of TIG in the Collateral securing payment of the Note.

5.       Covenants.

         5.1 Other Documents and Actions. The Corporation will take such action and execute such additional documents as TIG may reasonably request in connection with this Agreement or to enforce TIG's rights hereunder. Without limiting the generality of the foregoing, the Corporation will, at its own expense, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and notices, as may be necessary or desirable, or as TIG may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof will be sufficient as a financing statement where permitted by law.

         5.2 Records of Collateral. The Corporation will keep full and accurate books and records relating to the Collateral in accordance with generally accepted accounting principles.

         5.3 Liens on Collateral. The Corporation shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise, create or permit to exist any charges, security interests, encumbrances, adverse claims, or liens on or with respect to the Collateral (collectively, the "Claims"), except for (i) the lien in favor of TIG, (ii) such Claims as are set forth on Exhibit A hereto, and (iii) such Claims that may arise in the ordinary course of business. Other than the existing first mortgage on the Property, and the Mortgage, the Corporation shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise, create or permit to exist any mortgage, lien, encumbrance or other adverse claims against the Property.

6. Events of Default. The occurrence of any of the following events will constitute an event of default ("Event of Default") hereunder and the Note shall become immediately due and payable without notice or demand by TIG:

         6.1 Defaults. The Corporation shall fail to make any payment or perform any of the Obligations when due, or shall be in default under the Master Surety Agreement.



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



         6.2 Dissolution. The cessation of the Corporation as a going concern, including without limitation, insolvency, business failure or the commencement of any proceeding under any bankruptcy or insolvency law.

         6.3 Misrepresentation. Any warranty, representation, or statement made or furnished to TIG by or on behalf of the Corporation shall have been false in any material respect when made or furnished or shall become false with the passage of time.

7. Remedies. If any Event of Default shall have occurred and be continuing, TIG will have all of the rights, powers and privileges of a secured party under the Uniform Commercial Code in force and effect from time to time with respect to the security interest granted by this Agreement.

8.       Miscellaneous.

         8.1 Amendment. This Agreement and the Exhibit hereto may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

         8.2 Waiver. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

         8.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of New York.

         8.4 Severability. If any provision of this Agreement is held or deemed to be or is, in fact, inoperable or unenforceable as applied in any particular case because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable.

         8.5 Attorney's Fees. In the event of any litigation to enforce the provision of this Agreement, the Note or the Mortgage, the prevailing party in such litigation shall be entitled to recover the reasonable costs and expenses, including reasonable attorney's fees, as fixed by the courts or arbitrator.

         8.6 Captions. The captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         8.7 Notices. Any notice required hereunder shall be in writing and shall be sufficiently given if delivered or sent by reputable overnight courier or facsimile transmission (in each case with evidence of receipt), addressed to the Corporation at its principal office and to TIG, at the addresses set forth on Schedule A hereto. Any party may change such address by like notice. If sent by courier, such notice shall be deemed to have been given as of the next business day after it was deposited with the courier service and if sent by facsimile, such notice shall be


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



deemed to have been given when transmitted.

         8.8. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         8.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         8.10 Entire Agreement. This Agreement, the Exhibit and the Schedule hereto contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, each of the Corporation and TIG has caused this Agreement to be executed by its officer thereunto duly authorized, all as of the day and year first above written.

TECHNOLOGY INVESTORS
GROUP, LLC                                  DUALSTAR TECHNOLOGIES CORPORATION

By:_________________________                By:________________________________
     Name:                                  Name:
     Title:                                 Title:




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


                                   EXHIBIT A

                     LIENS, RESTRICTIONS, AND LIMITATIONS.

1. The Master Surety Agreement dated November 3, 1997 between DualStar Technologies Corporation and United States Fidelity and Guaranty Company, Fideltiy and Guaranty Insurance Company and Fidelity and Guaranty Insurance Underwriters, Inc.


























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


                                   SCHEDULE A

                                   ADDRESSES


DualStar Technologies Corporation
11-30 47th Avenue
Long Island City, New York 11101

Attention: Chief Financial Officer


Technology Investors Group LLC
25 Coligni Avenue
New Rochelle, New York 10801

Attention: Chief Financial Officer


















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